Exhibit 10.9

IRREVOCABLE FUNDING AGREEMENT

THIS IRREVOCABLE FUNDING AGREEMENT (“Agreement”) is entered into as of December 18, 2006 (“Effective Date”) by and between PP60, LLC, a Delaware limited liability company, (“Lender”) and LONGFOOT COMMUNICATIONS, CORP., a Delaware corporation (“Borrower”), as follows:

Background and Purpose. Lender currently has a significant investment in the Borrower and thus has a substantial interest in the success of Borrower. Borrower wishes to borrow from Lender and Lender agrees to loan to Borrower the amount specified herein on the terms and conditions set forth in this Agreement and related exhibits. Borrower shall use the loan proceeds to fund operations of the Borrower (“Business”).

Funding Commitment.

Amount of Commitment. Lender, subject to the terms and conditions of this Agreement, shall loan to Borrower, from time to time and as requested by Borrower, an amount of up to One Hundred Fifty Thousand Dollars ($150,000) (“Loan” or Loaned Funds”). The funds shall not be utilized by the Borrower in any manner except in furtherance of the Business. Loaned Funds need not be evidenced by promissory notes but shall be reflected on the Borrower’s balance sheet as a liability of Borrower to Lender.

Unconditional Commitment.

Lender shall be unconditionally obligated to advance funds upon request from the Borrower pursuant to this Agreement except only the requirement that documentation deemed appropriate by Lender, be provided and/or executed by the parties to evidence such Loans.

Request for Loaned Funds. Requests for Loaned Funds by the Borrower shall be in writing and approved by Borrower’s Board of Directors. Such requests shall be delivered to Lender at least five (5) business days prior to the time such funds are required by Borrower.

Interests on Loans. Borrower shall pay interest of 5.0% per annum on the outstanding balance of the Loans. Such interest shall accrue and shall be due and payable as provided in Section 2.4 below.

Term; Repayment of Loaned Funds.

This Agreement shall expire on December 31, 2007 (“Expiration Date”) at which time all Loaned Funds together with accrued but unpaid interest shall be due and payable by Borrower.

The Borrower may repay all or any portion of the Loaned Funds and/or interest thereon at any time during the term of this Agreement without penalty.

Exhibit 10.9

Lender’s Right of Conversion.

Loans made pursuant to this Agreement including accrued but unpaid interest shall be convertible into shares of Borrower’s common stock at the option of the Lender, in whole or in part at any time and from time to time, during the term of this Agreement.

The Lender shall effect conversions by delivering to the Borrower a completed notice in the form attached hereto as Exhibit A (a “Conversion Notice”). The date on which a Conversion Notice is delivered is the “Conversion Date.” Conversions hereunder shall have the effect of lowering the outstanding principal amount of the Loans plus all accrued and unpaid interest thereon in an amount equal to the applicable conversion. The Lender and the Borrower shall maintain records showing the principal amount converted and the date of such conversions. In the event of any dispute or discrepancy, between the records of the Lender and the Borrower the parties hereto shall submit such dispute to an independent third party mutually chosen and agreed upon by the parties.

Conversion Price and Adjustments to Conversion Price.

The conversion in effect during the term of this Agreement shall be equal to $0.1925 per share (the “Fixed Conversion Price.”) The Fixed Conversion Price may be adjusted pursuant to the terms set forth below.

If the Borrower at any time while this Agreement is in effect, shall (a) pay a stock dividend or otherwise make a distribution or distributions on shares of its common stock or any other equity or equity equivalent securities payable in shares of Common Stock, (b) subdivide outstanding shares of common stock into a larger number of shares, (c) combine (including by way of reverse stock split) outstanding shares of common stock into a smaller number of shares, or (d) issued by reclassification of shares of the common stock any shares of capital stock of the Borrower, then the Fixed Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of common stock outstanding before such event and of which the denominator shall be the number of shares of common stock outstanding after such event. Any adjustment made pursuant to this section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

The Borrower shall at all times reserve and keep available out of its authorized common stock the full number of shares of Common Stock issuable upon conversion of all outstanding amounts under this Agreement and within three (3) business days following the receipt by the Borrower of Lender’s notice that such minimum number of underlying shares is not so reserved, the Borrower shall promptly reserve a sufficient number of shares of common stock to comply with such requirement.

(d) The shares of Common Stock to be issued pursuant to any conversion will be deemed “restricted securities” as that term is defined in the Securities and Exchange Commission’s Rule 144 (“Rule 144”) and may not be resold without registration under the Securities Act of 1933 or, provided certain requirements are met, the shares of Common Stock acquired hereunder may be resold pursuant to Rule 144 or may be resold pursuant to another exemption from the registration requirements. Due to the above

Exhibit 10.9

limitations, all share certificates issued pursuant to conversion under this Agreement will contain a restrictive legend pertaining to the resale restrictions of Rule 144. The Borrower will have no duty or obligation to register any shares issued pursuant to conversion under this Agreement

Lenders Representations and Warranties. Lender acknowledges that the execution of this Agreement by Borrower is made in material reliance by Borrower and its advisors on each and every one of the following representations and warranties made by Lender. Lender hereby represents and warrants to Borrower that:

Irrevocable Commitment. The Lender acknowledges its obligation to advance funds to Borrower upon Borrower’s request without condition or prerequisite except in the event of a default pursuant to Section 5 below.

Availability of Funds. Lender shall, during the term of this Agreement, maintain adequate financial resources in order to fund each and every request for funding by Borrower up to the maximum amount provided for in Section 2.1 of this Agreement. Lender does not now nor does it foresee any impediment to its ability to fully fund the amount covered by this Agreement when and if requested by Borrower.

Borrower Representations and Warranties. Borrower acknowledges that the execution of this Agreement by Lender is made in material reliance by Lender on each and every one of the following representations and warranties made by Borrower. Borrower hereby represents and warrants to Lender that:

Good Standing; Qualified to do Business. The Borrower (a) is duly organized, validly existing, and in good standing under the laws of the State of Delaware (b) has the power and authority to own its properties and assets and to transact the business in which it is presently engaged, and (c) is duly qualified and authorized to do business and is in good standing in every jurisdiction in which the failure to be so qualified could have a material adverse effect on the Borrower.

Due Execution. The execution, delivery, and performance by the Borrower of this Agreement is within the powers of the Borrower, does not contravene the organizational documents of the Borrower, and does not (a) violate any law or material regulation, or any order or decree of any court or governmental authority, (b) conflict with or result in a breach of, or constitute a default under, any material indenture, mortgage, or deed of trust or any material lease, agreement, or other instrument binding on the Borrower or any of its properties, or (c) require the consent, authorization by, or approval of or notice to or filing or registration with any governmental authority or other person. This Agreement is the legal, valid, and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, or similar laws affecting creditors' rights generally and by general principles of equity.

Solvency. The Borrower is solvent.

No Judgments, Litigation. No judgments are outstanding against the Borrower, nor is there now pending or, to the best of the Borrower's knowledge after diligent inquiry, threatened any litigation, contested claim, or governmental proceeding by or against the Borrower.

Exhibit 10.9

No Defaults. The Borrower is not in default or has not received a notice of default under any material contract, lease, or commitment to which it is a party or by which it is bound. The Borrower knows of no dispute regarding any contract, lease, or commitment which could have a material adverse effect on the Borrower.

Events of Default. The occurrence of any of the following events shall constitute an Event of Default hereunder:

the Borrower shall fail to pay when due any amount required to be paid by the Borrower under or in connection with this Agreement or promptly issue shares of its common stock in conjunction with any conversions by Lender;

any representation or warranty made or deemed made by the Borrower under or in connection with the execution of this Agreement shall prove to have been false or incorrect in any material respect when made; and

dissolution, liquidation, winding up, or cessation of the Borrower's business;

Remedies. If any Event of Default shall have occurred:

The Lender may, without prejudice to any of its other rights under this Agreement or applicable law, declare the Loan to be immediately due and payable without presentment, representation, demand of payment, or protest, which are hereby expressly waived.

The Lender may exercise all of the rights and remedies available to it under law and equity and any rights and remedies available under this Agreement solely against the Borrower.

Miscellaneous Provisions.

Notices. Any notices, requests, demands or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally (FedEx and similar services shall be considered to be personal service) or by telephone facsimile or other electronic transmission (provided that the sender of a telephone facsimile or other electronic transmission has received a return receipt signed by the party so notified, or has other written evidence of receipt), and upon the second business day after mailing, if mailed to the party to whom notice is to be given, by first-class mail, registered or certified, postage prepaid, return receipt requested, and properly addressed as follows:

To Lender:            PP60, LLC
914 Westwood Blvd., Suite 809
Los Angeles, CA 90024
Telephone: (818) 702-9977

To Borrower:        Longfoot Communications Corp.
9229 Sunset Blvd., Suite 810
West Hollywood, CA 90069
Attn: Arthur Lyons, President
Telephone: (310) 385-9631
Facsimile: (310) 385-9632

Exhibit 10.9

Any party may change its address for purposes of this section by giving the other party written notice of the new address in the manner set forth above.

Assignments. The Borrower shall not have the right to assign this Agreement or any interest therein. The Lender may not assign its rights or delegate its obligations under this Agreement.

Amendments, Waivers, and Consents. Any amendment or waiver of any provision of this Agreement and any consent to any departure by the Borrower from any provision of this Agreement shall be effective only by a writing signed by the Lender and shall bind and benefit the Borrower and the Lender.

Waiver of Terms. A party’s waiver of any breach of any provision contained in this Agreement shall not constitute a continuing waiver or a waiver of any subsequent breach of such provision or any other provision contained in this Agreement.

Survival of Provisions. All representations and warranties of the Borrower contained herein shall survive the execution and delivery of this Agreement, and shall terminate only upon the full and final payment and performance by the Borrower of the Loans contemplated by this Agreement.

Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal, or unenforceable in any jurisdiction, the validity, legality, and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

Entire Agreement. This Agreement is the complete and exclusive statement and agreement between the parties with respect to the subject matter hereof, superseding all proposals and prior agreements, oral or written, and all other communications between the parties with respect to the subject matter hereof.

Governing Law. The validity, interpretation, and enforcement of this Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to the conflict of law principles thereof.

Venue; Service of Process. Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of California situated in Los Angeles County, or of the United States of America for the Central District of California, and, by execution and delivery of this Agreement, Borrower hereby accepts the jurisdiction of the aforesaid courts. Borrower hereby irrevocably waives, in connection with any such action or proceeding, (a) any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, that it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions and (b) the right to interpose any noncompulsory setoff, counterclaim, or cross-claim. Borrower irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to

Exhibit 10.9

Borrower at the address for it specified above. Nothing herein shall affect the right of the Lender to serve process in any other manner permitted by law.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered by its proper and duly authorized officer as of the date first set forth above.

BORROWER:

LONGFOOT COMMUNICATIONS CORP., a
Delaware corporation

By: /s/ Arthur Lyons
Arthur Lyons, its President

By: /s/ Jack Brehm
Jack Brehm, its Secretary

LENDER:

PP60, LLC, a Delaware limited
liability company

By: /s/ Sim Farar
Sim Farar, its member

Exhibit 10.9

EXHIBIT “A”

NOTICE OF CONVERSION

(To be executed by the Lender in order to convert Loaned Funds)

TO: Longfoot Communications Corp.

The undersigned hereby irrevocably elects to convert $      of the principal amount and interest thereon advanced pursuant to the Irrevocable Funding Agreement dated December ___, 2006 in shares of common stock of Longfoot Communications Corp., according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date:
Signature of Lender:
Name:
Address:
Amount to be converted:	$
Amount of loaned funds unconverted:	$
Fixed Conversion Price per share:	$
Number of shares of Common Stock to be issued:
Please issue the shares of Common Stock in the following name and to the following address:
Name:
Title:
Address:
Phone Number:

Exhibit 10.9